Exhibit 99.1

Royal Caribbean Group announces upsizing and pricing of $2.0 billion offering of senior unsecured notes to refinance certain series of its senior notes due 2029

MIAMI – July 29, 2024 - Royal Caribbean Cruises Ltd. (NYSE: RCL) (the “Company”) today announced that it has priced its private offering of $2.0 billion aggregate principal amount of 6.000% senior unsecured notes due 2033 (the “Notes”). The aggregate principal amount of Notes to be issued was increased from the previously announced offering size of $1.5 billion. The Notes will mature on February 1, 2033. The Notes are expected to be issued on or around August 12, 2024, subject to customary closing conditions.

The Company intends to use the proceeds from the sale of the Notes, together with borrowings under the Company’s revolving credit facilities, to redeem (i) all of its outstanding 9.250% Senior Notes due 2029 and (ii) all of its outstanding 8.250% Senior Secured Notes due 2029, which comprise its remaining secured indebtedness (including, in each case, to pay fees and expenses in connection with such redemption).

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to certain non-U.S. persons in reliance on Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release shall not constitute a notice of redemption with respect to either of the Company’s 9.250% Senior Notes due 2029 or the 8.250% Senior Secured Notes due 2029. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release relating to, among other things, the offering and sale of the Notes constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, to: statements regarding the expected timing for the closing of the offering of the Notes and the intended use of proceeds. Words such as “anticipate,” “believe,” “considering,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, but they are based on judgments and are inherently uncertain. Furthermore, they are subject to risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the impact of the economic and geopolitical environment on key aspects of the Company’s business, such as the demand for cruises, passenger spending, and operating costs; changes in operating and financing costs; the unavailability or cost of air service; adverse events such as terrorist attacks, war and other similar events; disease outbreaks and an increase in concern about the risk of illness on the Company’s ships or when traveling to or from the Company’s ships, all of which could reduce demand; incidents or adverse publicity concerning the Company’s ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; the effects of weather, natural disasters and seasonality on the Company’s business; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; vacation industry competition and changes in industry capacity and overcapacity; unavailability of ports of call; an inability to source the Company’s crew or the Company’s provisions and supplies from certain places; the uncertainties of conducting business internationally and expanding into new markets and new ventures; the Company’s ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the Company’s indebtedness, any additional indebtedness the Company may incur and restrictions in the agreements governing the Company’s indebtedness that limit the Company’s flexibility in operating its business; changes in foreign travel policy of the United States or other countries; growing anti-tourism sentiments and environmental concerns; concerns over safety, health and security of guests and crew; the impact of new or changing legislation and regulations (including environmental regulations) or governmental orders on the Company’s business; uncertainties of a foreign legal system as the Company is not incorporated in the United States; the impact of foreign currency exchange rates, the impact of higher interest rate and food and fuel prices; further impairments of the Company’s goodwill, long-lived assets, equity investments and notes receivable; the Company’s ability to recruit, develop and retain high quality personnel; the risks and costs related to cyber security attacks, data breaches, protecting the Company’s systems and maintaining integrity and security of the Company’s business information, as well as personal data of its guests, employees and others; and pending or threatened litigation, investigations and enforcement actions.

Forward-looking statements should not be relied upon as predictions of actual results. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Royal Caribbean Group

Royal Caribbean Group (NYSE: RCL) is a vacation industry leader with a global fleet of 68 ships across its five brands traveling to approximately 1,000 destinations. With a mission to deliver the best vacations responsibly, Royal Caribbean Group serves millions of guests each year through its portfolio of best-in-class brands, including Royal Caribbean International, Celebrity Cruises, and Silversea; and expanding portfolio of land-based vacation experiences through Perfect Day at CocoCay and Royal Beach Club collection. The company also owns 50% of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises.

Investor Relations contact: Blake Vanier

Email: bvanier@rccl.com

Media contact: Melissa Castro

Email: corporatecommunications@rccl.com